POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 14, 1994, each of whom also constitutes and appoints Robert N. Tidball and Stephen Peary, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Signature                Title


/s/Robert N. Tidball     President, Chief Executive Officer,
Robert N. Tidball        Director and Principal Executive
                         Officer


J. Michael Allgood       Chief Financial Officer, Principal
                         Financial Officer and
J. Michael Allgood       Principal Accounting Officer


/s/J. Alec Merriam       Chairman of the Board of Directors
J. Alec Merriam


/s/Allen V. Hirsch       Executive Vice President and Director
Allen V. Hirsch


/s/Walter E. Hoadley     Director
Walter E. Hoadley


/s/Robert L. Pagel       Director
Robert L. Pagel


/s/Harold R. Somerset    Director
Harold R. Somerset